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                                   EXHIBIT 4.4


                      LAIDLAW ENVIRONMENTAL SERVICES, INC.
                             1997 STOCK OPTION PLAN
                           EFFECTIVE DATE JULY 9, 1997

1.   PURPOSE

     The 1997 Stock Option Plan ("Plan") of Laidlaw Environmental Services, Inc. ("LESI") is intended to advance the interests of LESI and its subsidiaries by encouraging stock ownership by key employees of LESI and its subsidiaries as a means to attract, motivate and retain such employees.

2.   ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Human Resources and Compensation Committee of the Board of Directors of LESI ("HRCC"). The HRCC shall have the power to modify the provisions of the Plan to conform with law and to meet special circumstances not anticipated or covered in the Plan, to make any interpretations of the provisions of the Plan, to adopt rules and regulations and prescribed forms for carrying out the purposes and provisions of the Plan and to amend the Plan except with respect to options that have been granted. Any interpretation, decision or determination made by the HRCC shall be final, binding and conclusive on all parties.

3.   SHARES SUBJECT TO THE PLAN

     The HRCC may grant options ("Options") to purchase not more than 6,000,000 Common Shares ("Shares"), $1.00 par value, of LESI in the aggregate subject to adjustments as provided in Section 5 hereof; provided, however, that each grant of an option hereunder to any person who is an officer of LESI for purposes of
Section 16 of the Securities Exchange Act of 1934, as amended (an "Officer"), shall be approved by the Board of Directors of LESI. If any Option granted to a person eligible to be granted Options under the Plan ("Participant") lapses or is otherwise terminated, such Shares shall then be again available for the grant of Options hereunder. Such Shares may be treasury Shares or authorized but unissued Shares.

4.   TERMINATION OF PLAN

     The Plan (and any Options granted pursuant to the Plan) shall terminate on April 30, 1998, unless prior to that time the Plan has been approved by the vote of the holders of a majority of the shares present, in person or by proxy, at a meeting of the shareholders at which such approval is sought. If such approval is given, the Plan shall terminate on July 8, 2007; provided, however, that the HRCC of LESI within its absolute discretion may terminate the Plan at any time. No such termination, other than as provided for in Section 5 hereof, shall in any way affect any Option then outstanding.

5.   CHANGES IN LESI'S CAPITAL STRUCTURE

     The existing outstanding Options shall not affect in any way, the right or power



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of LESI or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganization or other changes in LESI's capital structure or its business or any merger or consolidation of LESI or any issue of securities or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding whether of a similar character or otherwise.

     If LESI shall effect a subdivision or consolidation of Shares or other capital readjustment, the payment of a stock dividend or other increase or reduction of the number of Shares outstanding without receiving compensation therefor in money, services or property, then:

     (a) The number, class and per share price of Shares subject to outstanding Options hereunder shall be appropriately adjusted in such manner as to entitle the Participant to receive upon exercise of an Option for the same aggregate cash consideration the same total number and class of Shares as he would have received had he exercised his Options in full immediately prior to the event requiring the adjustment; and

     (b) The number and class of Shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of Shares then reserved that number and class of Shares that would have been received by the owner of an equal number of outstanding Shares of each class as the result of the event requiring the adjustment.

     After a merger of one or more corporations into LESI, or after a consolidation of LESI and one or more corporations in which LESI shall be the surviving corporation, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by shareholders) in lieu of the number and class of Shares as to which such Option would have been so exercisable in the absence of such event, the number and class of Shares to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation, if immediately prior to such merger or consolidation, such holder had been the holder of record of the number and class of Shares equal to the number and class of Shares as to which such Option shall be so exercised.

     If LESI is merged into or consolidated with another corporation under circumstances where LESI is not the surviving corporation, or if LESI is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised Options remain outstanding under the Plan:
(i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of Shares, shares of such stock or other securities as the holders of Shares of such class of stock received pursuant to the terms of the merger, consolidation or sale; (ii) the HRCC may waive any limitations set forth in or imposed pursuant to Section 8.d. hereof so that all Options, from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the HRCC, shall be exercisable in full; and (iii) all outstanding Options may be canceled by the HRCC as of the effective date of any such merger, consolidation,

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liquidation or sale provided that (x) notice of such cancellation shall be given to each holder of an Option and (y) each holder of an Option shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Section 8.d. hereof) during a thirty (30) day period preceding the effective date of such merger, consolidation, liquidation or sale.

     Except as hereinbefore expressly provided, the issue by LESI of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of LESI convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of Shares then subject to outstanding Options.

6.   ELIGIBILITY

     The persons who shall be eligible to participate in the Plan and be granted Options shall be those persons who are key employees of LESI or of any corporation in which LESI owns directly or indirectly not less than fifty percent (50%) of the outstanding voting shares of such corporation and who are in a position in the opinion of the HRCC to make significant contributions to the growth, management and success of LESI and its subsidiaries and who do not own more than ten percent (10%) of the stock of LESI at the time an Option is granted. The HRCC shall from time to time in its sole discretion select those persons who are to be granted Options and establish the terms and conditions with respect thereto; provided, however, the Board of Directors of LESI shall approve the terms and conditions of each grant of an option to any person who is an Officer.

7.   AUTHORITY TO GRANT OPTIONS

     Options granted hereunder may be:

     (a) Incentive Stock Options, which shall mean a right to purchase Shares from LESI that is granted pursuant to this Section 7 and that is intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended from time to time ("Section 422 of the Code"), or any successor provision thereto;

     (b) Non-Qualified Stock Options, which shall mean the right to purchase Shares from LESI granted pursuant to this Section 7 and that is not intended to be an Incentive Stock Option; or

     (c)  both types of Options.

     Incentive Stock Options shall be designated as such, and Non-Qualified Stock Options shall be designated as such.

     In the case of Incentive Stock Options, the terms and conditions of such grants


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shall be subject to and comply with such rules as may be subscribed by Section
422 of the Code, and any regulations implementing such statute. The aggregate fair market value (determined as provided in Section 8(a) of the Plan) of the stock with respect to which incentive stock options are granted hereunder which are exercisable for the first time by such employee during any calendar year (under all the stock option plans maintained by LESI and subsidiary corporations), valued as of the date of grant, shall not exceed $100,000 in accordance with Section 422 of the Code. No Option shall be granted under the Plan after ten (10) years from the date the Plan is adopted.

8.   OPTION PROVISIONS

     (a) The HRCC, or the Board of Directors with respect to Officers, shall have authority to grant Options under the Plan to a Participant for such number of Shares as it may determine and on such terms, conditions and restrictions as it may deem appropriate (the "Terms, Conditions and Restrictions"). The grant and exercise of Options hereunder shall be subject to all applicable federal, provincial, state and local laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The HRCC, or the Board of Directors with respect to Officers, shall determine the period for which each Option is granted and the terms on which it may be exercised. The price per share at which Shares may be acquired upon exercise of an Option shall not be less than the fair market value on the date the Option is granted. The fair market value of the Shares shall be the closing price of the stock on the New York Stock Exchange as reported in the Wall Street Journal for the trading day immediately prior to the day on which the Option is granted, or if the Option is not granted on a trading day, then such fair market value shall be determined on the last trading day before the Option is granted.

     (b) The HRCC, or the Board of Directors with respect to Officers, shall determine the period during which each Option may be exercised. All Options shall expire if not exercised by the end of the specified term. No Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted.

     (c) Options shall be exercised by the delivery of written notice to LESI setting forth the number of Shares with respect to which the Options are to be exercised and specifying whether the Options being exercised are Incentive Stock Options or Non-Qualified Stock Options. The purchase price of Shares as to which an Option shall be exercised shall be paid to LESI at the time of exercise in cash, certified check, bank draft, money order, note or such other method as determined by the HRCC whereupon certificates for the Shares will be issued and delivered. Such certificates shall specify whether the Shares were issued pursuant to Incentive Stock Options or Non-Qualified Stock Options.

     (d) Each Option may be exercised, so long as it is valid and outstanding, from


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          time to time in part or as a whole, subject to any limitations with respect to the number of Shares for which the Option may be exercised at a particular time and to such other conditions as the HRCC, or the Board of Directors in the case of grants to Officers, in its discretion may specify upon granting the Option.

     (e) Options are not transferable otherwise than by will or the laws of descent and distribution and are exercisable during the Participant's lifetime only by the Participant.

     (f) The Plan and any Option granted under the Plan shall not confer upon any Participant any right with respect to continuance of employment by LESI or any direct or indirect subsidiary nor shall they interfere in any way with the right of LESI or any direct or indirect subsidiary to terminate a Participant's employment at any time.

     (g) Except as may be otherwise expressly provided herein, Options shall terminate on such date as shall be selected by the HRCC, or the Board of Directors in the case of grants to Officers, in its discretion and specified in the Terms, Conditions and Restrictions. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between LESI or its subsidiary corporation and the Participant shall be determined by the HRCC, or the Board of Directors in the case of grants to Officers, at the time thereof. After the death of the Participant, his executor, administrator, or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the earlier of the date of expiration or one year following the date of such death, to exercise the Option, in whole or in part (without regard to any limitations set forth in or imposed pursuant to Section 8.d. hereof).

9.   REQUIREMENTS OF LAW

     LESI shall not be required to sell or issue any Shares under an Option if the issuance of such Shares would constitute a violation by the Participant or LESI of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of any Option, LESI shall not be required to issue such Shares unless the HRCC has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such Shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel to LESI has been received by LESI to the effect that such registration is not required. Any determination in this connection by the HRCC shall be final, binding and conclusive. In the event the Shares issuable on exercise of an Option are not registered under the Securities Act of 1933, LESI may imprint the following legend or any other legend which counsel for LESI considers necessary or advisable to comply with the Securities Act of 1933:

     "The shares of stock represented by this certificate have not been


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     registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except upon such registration or upon receipt by LESI of an opinion of counsel satisfactory to LESI, in form and substance satisfactory to LESI, that registration is not required for such sale or transfer."

     LESI may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended); and in the event any Shares are so registered LESI may remove any legend on certificates representing such Shares. LESI shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

10.  NO RIGHTS AS SHAREHOLDER

     No Participant shall have rights as a shareholder with respect to Shares covered by his Option until the date of issuance of a stock certificate for such Shares; and except as otherwise provided in Section 5 hereof, no adjustment for dividends, or otherwise, shall be made if the record date thereof is prior to the date of issuance of such certificate.

11.  AMENDMENT OR TERMINATION OF PLAN

     The HRCC may modify, revise or terminate this Plan at any time and from time to time; provided, however, that without the further approval of the holders of a majority of the shares present, in person or by proxy, at a meeting of the shareholders at which such approval is sought, the Board may not increase the aggregate number of shares which may be issued under Options pursuant to the provisions of this Plan and that any amendment, modification, revision or termination shall not affect any outstanding Options.

12.  EFFECTIVE DATE OF PLAN.

     The Plan shall be become effective and shall be deemed to have been adopted on July 9, 1997.












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